                                                          Exhibit No. EX-99.p.13

                                  Deutsche Bank

                 Deutsche Asset Management - U.S. Code of Ethics

Approver:                                   Robert Kloby

Owner:                                      DeAM Compliance

Contact Person:                             Joseph Yuen

Classification                              Policy

Functional Applicability:                   DeAM U.S. Personnel

Geographic Applicability:                   Americas

Last Revision Date:                         January 1, 2005

Next Review Date:                           January 1, 2006

The information  contained herein is the property of Deutsche Bank Group and may not be copied,  used or  disclosed  in whole or in part,  stored in a  retrieval system  or  transmitted  in any form or by any  means  (electronic,  mechanical, reprographic,  recording or  otherwise)  outside of Deutsche  Bank Group without prior written permission.

       (i) Disclosure of Employee Related Accounts/Provision of
               Statements....................................................11
       (ii) Quarterly Personal Securities Trading Reports ("PSTs")
               ..............................................................11
       (iii) Annual Acknowledgement of Personal Securities
               Holdings......................................................12
       (iv) Annual Acknowledgement of Accounts
               ..............................................................13

     G. Rules for Dealing with Governmental Officials and Political
               Candidates....................................................17
     H. Confidentiality......................................................18

VII. SANCTIONS...............................................................19

VIII. INTERPRETATIONS AND EXCEPTIONS.........................................19

IX. APPENDIX.................................................................20
     SCHEDULE A..............................................................20
     SCHEDULE B: Supplement to the DeAM Code of Ethics.......................21
     SCHEDULE C: DeAM - U.S. Code of Ethics Sanctions........................20

                       THIS PAGE LEFT INTENTIONALLY BLANK

                            DEUTSCHE ASSET MANAGEMENT
                               U.S. CODE OF ETHICS

I. OVERVIEW

The Deutsche Asset  Management - U.S. Code of Ethics ("the Code") sets forth the specialized rules for business conduct and guidelines for the personal investing activities  that  generally  are  required of  employees  involved in the United
States investment management areas of the Deutsche Bank Group and its affiliates
(collectively "Deutsche Asset Management" or "DeAM").(1)

The  provisions  of the Code shall apply to all DeAM  Employees in the U.S.,  as categorized in the Definition  Section (Section III) and such other employees as the Compliance Department ("Compliance")(2) may determine from time to time. The
Code supplements the Deutsche Bank Code of Professional Conduct and the Deutsche
Asset Management Compliance Policies and Procedures Manual ("Compliance Manual")
available at the following link:

     http://docbase.backoff.nyc.dbna.com/Policy:/Compliance/Deutsche Asset
     Management/Deutsche Asset Management

Each Employee must observe these  policies,  as well as abide by the  additional principles  and  rules set forth in the  Code,  and any other  applicable  legal vehicle or division specific policies and obligations.

It is  essential  that all  Deutsche  Bank  employees  understand  and adhere to
Deutsche Bank's commitment to act with fairness, decency and integrity in all of its  business  dealings.  As part of this  commitment,  Member  of the  Board of
Managing  Directors,  Tessen von  Heydebreck,  and Henry  Klehm,  Global Head of
Compliance have  introduced the Deutsche Bank Global  Compliance Core Principles
("GCCP").  The  GCCP  set  forth  core  principles  regarding  a wide  range  of regulatory  and conduct  related  issues,  and  provide  guidance to promote the highest  standards  of  ethical  conduct.  This  document  is  available  at the following link:

---------------------------
(1) Deutsche  Asset  Management is the marketing  name in the U.S. for the asset management  activities of Deutsche Bank AG, Deutsche Bank Trust Company Americas
(formerly   Bankers  Trust  Co.),   Deutsche  Bank  Securities   Inc.   (limited
applicability,  see Schedule A), Deutsche Asset Management Inc.,  Deutsche Asset
Management  Investment Services Ltd.,  Deutsche  Investment  Management Americas
Inc. (and its affiliates,  including Scudder Investor Services, Inc. and Scudder
Distributors Inc.), Scudder Trust Company and RREEF America L.L.C.

(2)  "Compliance"  refers  to  the  DB  Americas  centralized   Compliance  Unit
(generally  referred  to  herein  as  "Central   Compliance,"  and/or  its  unit
specifically designated to the DeAM business unit: "DeAM Compliance").

     http://docbase.backoff.nyc.dbna.com/Policy:/Global/Group/DB Docs/C.
     Effective/Global_Compliance_DB Group: Global Compliance Core Principles

Von Heydebreck and Klehm stress that all Deutsche Bank employees are expected to review and act in compliance with the GCCP.

The Code and any  amendments  thereof will be provided to all employees of DeAM.
All employees must acknowledge  receipt of the Code within ten (10) days of hire and on an annual basis at a time set forth by DeAM  Compliance,  within the Code of Ethics Annual Acknowledgement. All employees must also acknowledge receipt of any amendments made to the Code if such determination is made by DeAM Compliance that such  acknowledgement  should occur prior to the next Code of Ethics Annual
Acknowledgement period.

You may find the latest version of the Code at the following link:

     http://nyc.compliance.cc.intranet.db.com/nd_nyc/code.shtml

II. GENERAL RULE

DeAM Employees will, in varying degrees, participate in or be aware of fiduciary
and   investment   services   provided  to  registered   investment   companies,
institutional  investment  clients,  employee  benefit trusts and other types of investment advisory accounts.  The fiduciary  relationship mandates adherence to the highest  standards of conduct and  integrity.  We will at all times  conduct ourselves  with  integrity and  distinction,  putting first the interests of our clients.

Accordingly,  personnel  acting in a  fiduciary  capacity  must  carry out their duties for the exclusive  benefit of the client  accounts.  Consistent with this fiduciary  duty, the interests of DeAM clients take priority over the investment desires of DeAM and DeAM personnel.  All DeAM personnel must conduct  themselves in a manner  consistent  with the  requirements  and procedures set forth in the
Code.

o    There  must  be  no  conflict,  or  appearance  of  conflict,  between  the self-interest  of any Employee and the  responsibility  of that Employee to
     Deutsche Bank, its shareholders or its clients.(3)

o    Employees  must never  improperly use their position with Deutsche Bank for personal or private gain to themselves, their family or any other person.

------------------------------
(3) The rules  herein  cannot  anticipate  all  situations  which may  involve a possible  conflict  of  interest.  If an  Employee  becomes  aware of a personal interest that is, or might be, in conflict  with the interest of a client,  that person should disclose the potential  conflict to DeAM Compliance or Legal prior to executing any such transaction.

DeAM  Employees  may also be  required to comply  with other  policies  imposing separate requirements.  Specifically, they may be subject to laws or regulations that  impose  restrictions  with  respect to personal  securities  transactions, including, but not limited to, Section 17(j) and Rule 17j-1 under the Investment
Company Act of 1940 (the "Act"). The purpose of this Code of Ethics is to ensure that, in connection  with his or her personal  trading,  no Employee (as defined below) shall conduct any of the following acts upon a client account:

o    To employ any device, scheme or artifice to defraud;

o    To make  any  untrue  statement  of a  material  fact,  or omit to  state a material fact necessary in order to make the statement not misleading;

o    To engage in any act, practice or course of business that operates or would operate as a fraud or deceit; or

o    To engage in any manipulative practice.

Any  violations of the Code of Ethics must be reported to designated  Compliance person.  The Chief  Compliance  Officer  will  receive  periodic  reports of all violations of the Code of Ethics.

III. DEFINTIONS

A.   "Investment Personnel" shall mean and include:

     Portfolio  Managers,  traders and analysts  (and other  Employees  who work directly  with  Portfolio  Managers  in an  assistant  capacity).  As those responsible  for making  investment  decisions  (or  participating  in such decisions)  in  client  accounts  or  providing  information  or  advice to
     Portfolio  Managers  or  otherwise  helping  to execute  or  implement  the
     Portfolio  Managers'   recommendations,   Investment   Personnel  occupy  a
     comparatively  sensitive  position,  and thus,  additional  rules  outlined herein apply to such individuals.

B.   "Access Person" shall mean and include:

     (i)  Officers and  directors of DeAM entities and officers and directors of
          DeAM sponsored investment companies who are affiliated persons of DeAM entities.  Also  included  are  Employees  of these  entities who have
          access  to  timely  information  relating  to  investment   management
          activities, research and/or client portfolio holdings as well as those who in the  course of their  job  regularly  receive  access to client
          trading  activity  (this  would  generally   include  members  of  the
          Investment Operations and Treasurer's Offices). Also included here are persons in a control  relationship  (as defined in Section  2(a)(9) of
          the  Act)  to  DeAM  who  obtain  information   concerning  investment
          recommendations made to any client account.

     (ii) Any  other  personnel  with  responsibilities  related  to  the  asset management  business or frequent  interaction  with Access  Persons or
          Investment   Personnel  as  determined  by  Compliance  (e.g.,  Legal,
          Compliance,  Risk, Operations,  Sales & Marketing,  as well as certain long-term temporary Employees and consultants).

C.   "Non-Access Person" shall mean and include:

     DeAM  personnel who are not defined in Section III A. or B. above,  and who have access to neither client trading activity nor recommendations  made in relation to any client account. An example includes Employees of the Mutual
     Funds Call Center in Chicago.

D.   "Employees"  is a general  term which  shall  include  all DeAM  employees, including  Investment  Personnel,  Access Persons and Non-Access Persons as
     well as those  non-DeAM  employees  who are  subject to this Code of Ethics
     (see III.B.(ii) above).

E.   "Accounts"  shall  mean  all  securities  accounts,  whether  brokerage  or otherwise,  securities held directly  outside of accounts and shall include open-end and closed-end Mutual Fund accounts.

F.   "Employee Related Account" of any person subject to the Code shall mean:

     (i)  The Employee's own Accounts;
     (ii) The Employee's  spouse's/domestic  partner's Accounts and the Accounts of minor children and other relatives living in the Employee's home;
     (iii)Accounts  in which  the  Employee,  his/her  spouse/domestic  partner, minor  children  or  other  relatives  living  in  their  home  have a beneficial  interest  (i.e.,  share in the profits even if there is no influence on voting or disposition of the shares); and
     (iv) Accounts (including  corporate Accounts and trust Accounts) over which the Employee or his/her  spouse/domestic  partner exercises investment discretion or direct or indirect influence or control.

NOTE: ANY PERSON SUBJECT TO THE CODE IS  RESPONSIBLE  FOR COMPLIANCE  WITH THESE
RULES WITH RESPECT TO ANY EMPLOYEE RELATED ACCOUNT, AS APPLICABLE.

G.   "Securities"  shall  include  equity  or debt  securities,  derivatives  of securities (such as options,  warrants,  and ADRs),  futures,  commodities, securities indices,  exchange-traded funds,  government and municipal bonds and similar instruments, but do not include:

     (i)  Bankers' acceptances,  bank certificates of deposit,  commercial paper and high quality  short-term debt  instruments,  including  repurchase agreements.

H.   "Mutual  Funds" shall  include all mutual funds  (open-end  and  closed-end mutual funds), but will exclude:

     (i)  Shares  of  open-end  money  market  mutual  funds  (unless  otherwise directed by Compliance).

IV. RESTRICTIONS

For  purposes  of the Code,  a  prohibition  or  requirement  applicable  to any
Employee  applies also to transactions in Securities and Mutual Funds for any of that Employee's Employee Related Accounts,  including  transactions  executed by that Employee's  spouse or relatives  living in that  Employee's  household (see definition under III.F.).

A.   General

     (i)  The Basic  Policy:  Employees  have a personal  obligation  to conduct their  investing  activities  and related  Securities  and Mutual Fund transactions  lawfully and in a manner that avoids actual or potential conflicts  between  their own  interests and the interests of Deutsche
          Asset  Management and its clients.  Employees must carefully  consider
          the  nature  of  their  DeAM   responsibilities  -  and  the  type  of
          information  that he or she might be deemed to possess in light of any particular Securities and Mutual Fund transaction - before engaging in that transaction.

     (ii) Material  Nonpublic  Information:  Employees in possession of material nonpublic  information  about or affecting  Securities or their issuer are prohibited  from buying or selling such Securities or advising any other  person  to buy or sell  such  Securities.  See also  Compliance
          Manual --  Confidential,  Material,  Non-Public  Information,  Chinese
          Walls, Insider Trading and Related Matters Policy.

     (iii)Corporate  and  Departmental   Restricted  Lists:  Employees  are  not
          permitted  to buy or sell  any  Securities  that are  included  on the
          Corporate  Restricted  List  (available on the intranet)  and/or other applicable departmental restricted lists.

     (iv) "Frontrunning:"  Employees  are  prohibited  from  buying  or  selling
          Securities,  Mutual  Funds or  other  instruments  in  their  Employee
          Related Accounts so as to benefit from the Employee's knowledge of the
          Firm's  or a  client's  trading  positions,  plans or  strategies,  or forthcoming research recommendations.

B.   Specific Blackout Period Restrictions

     (i)  SAME-DAY  RULE:  Investment  Personnel  and Access  Persons  shall not knowingly  effect the  purchase or sale of a Security  for an Employee
          Related  Account on a day during which any client  account has a "buy"
          or "sell" order for the same Security, until that order is executed or withdrawn.

     (ii) 7-DAY RULE: Investment Personnel shall not effect the purchase or sale of a Security for an Employee  Related  Account  within seven calendar days before or seven  calendar  days after the same Security is traded
          (or  contemplated to be traded) for by a client account with which the individual is associated.

     (iii)G-CUBE RULE:  Investment  Personnel  and other  persons with real time access to a global research sharing system platform (e.g.,  "GERP"(4))
          shall not effect the  purchase  or sale of a Security  for an Employee
          Related  Account  within seven  calendar days before or seven calendar days after the same Security (a) is added  to/deleted  from or has its weighting  changed in the "Model"  Portfolio;  or (b) has its internal rating upgraded or downgraded; or (c) has research coverage initiated.

     (iv) Employees must always act to avoid any actual or potential conflict of interest  between  their DeAM  duties and  responsibilities  and their personal investment activities.  To avoid potential conflicts,  absent
          specific   written   approval  from  their  Managing   Officer(5)  and
          Compliance,  Employees  should  not  personally  invest in  Securities issued by  companies  with which  they have  significant  dealings  on behalf of DeAM, or in investment  vehicles sponsored by the companies.
          Additional  rules that apply to Securities  transactions by Employees,
          including  the  requirement   for  Employees  to  pre-clear   personal
          Securities  transactions  and rules  regarding  how  Employee  Related
          Accounts  must be  maintained,  are  described in more detail later in this Code of Ethics.

     (v)  Deutsche  Bank  Securities:  During  certain  times of the  year,  all
          Deutsche Bank Employees are prohibited from conducting transactions in the equity and debt  Securities of Deutsche  Bank,  which affect their beneficial interest in the Firm. Central Compliance  generally imposes these  "blackout"  periods  around the fiscal  reporting  of corporate earnings.  Blackouts  typically  begin two days prior to the  expected quarterly or annual earnings  announcement  and end after earnings are released publicly.  Additional  restricted periods may be required for certain individuals and events, and Compliance will announce when such additional restricted periods are in effect.

     (vi) EXCEPTIONS TO BLACKOUT PERIODS (above items i, ii, and iii only)

--------------------------------
(4) GERP (Global  Equity  Research  Portal) is a web-based  application  (Active
Equity businesses) allowing for the publishing and dissemination of research and model  portfolios in real-time by the Global Sector Teams,  Portfolio  Selection
Teams,  Local  Research  Teams,  designated  PIC/PB users and Small Cap Teams to
Portfolio  Managers,  who  will  use GERP  for  investment  recommendations  and portfolio construction for clients.

(5) For purposes of this policy,  "Managing Officer" is defined as an officer of at least the Managing Director level to whom the Employee directly or indirectly reports,  who is in charge of the  Employee's  unit (e.g.,  a  Department  Head,
Division Head, Function Head, Group Head, General Manager, etc).

          The following are exempt from the specified blackout periods:

               o    The  purchase  or sale of 500  shares  or less in  companies comprising the S&P 500 Index;
               o    ETFs (Exchange-Traded  Funds - e.g., SPDRs or "Spiders" (S&P
                    500  Index),   DIAs  or  "Diamonds"  (Dow  Jones  Industrial
                    Average), etc.);
               o    Government and municipal bonds;
               o    Currency and Interest Rate Futures;
               o    Securities indices;
               o    Shares   purchased  under  an  issuer   sponsored   Dividend
                    Reinvestment Plan ("DRIPs"), other than optional purchases;
               o    To the extent acquired from the issuer,  purchases  effected upon the exercise of rights  issued pro rata to holders of a class of  Securities;  and
               o    Securities  purchased  under  an  employer  sponsored  stock purchase  plan  or  upon  the  exercise  of  employee  stock options.

          Note:  Transactions  in derivative  instruments,  including  warrants, convertible Securities,  futures and options, etc. shall be restricted in the same manner as the underlying Security.

C.   New Issues (IPOs)

     Investment Personnel,  Access Persons and Non-Access Persons are prohibited from purchasing or subscribing for Securities pursuant to an initial public offering.  This prohibition applies even if Deutsche Bank (or any affiliate of Deutsche Bank) has no underwriting  role and/or is not involved with the distribution.

D.   Short-Term Trading

     Employees must always conduct their personal trading  activities  lawfully, properly and responsibly,  and are encouraged to adopt long-term investment
     strategies  that  are  consistent   with  their  financial   resources  and
     objectives.   Deutsche  Bank  generally   discourages   short-term  trading
     strategies, and Employees are cautioned that such strategies may inherently carry a  higher  risk of  regulatory  and  other  scrutiny.  In any  event, excessive or inappropriate  trading that interferes with job performance or
     compromises   the  duty  that   Deutsche  Bank  owes  to  its  clients  and
     shareholders will not be tolerated.

     30-DAY RULE:  Employees are prohibited from transacting in the purchase and sale,  or sale and purchase,  of the same (or  equivalent)  Securities  and
     Mutual  Funds  within 30  calendar  days.  The 30-day  holding  period also applies  to each  short vs.  the box  sale,  which is the only  short  sale permitted activity. Therefore, for purposes of this section, the assumption is a last in,  first  out  (LIFO)  order  of  transaction  in a  particular
     Security and Mutual Fund. The following are exempted from this restriction:

          o    Shares purchased under an issuer sponsored Dividend  Reinvestment
               Plan ("DRIPs"), other than optional purchases;
          o    To the extent acquired from the issuer,  purchases  effected upon the  exercise of rights  issued pro rata to holders of a class of
               Securities;
          o    Securities  purchased under an employer  sponsored stock purchase plan;
          o    Securities  pre-cleared and purchased with a specific  stop-limit provision attached;
          o    Mutual Funds  subject to periodic  purchase  plans (i.e.,  can be sold once within 30 days after a periodic purchase); and,
          o    Fixed Income  Mutual Funds  investing  in  government  bonds with
               "short-term" in their name.

E.   Restricted List

     All  Deutsche  Bank  Employees  are  prohibited  from buying or selling any
     Securities that are included on the Corporate  Restricted List and/or other applicable  departmental restricted lists. The Corporate Restricted List is available on the intranet at:

     http://cct-grl-prd.svc.btco.com/corp/cct/grl/grl_init.htm

     (It   is   also    available    through    the    "Americas    Portal"   at
     http://americasportal.cc.db.com/ listed under "Employee Trading".)

     Please see Compliance  Manual -- Restricted  List:  Overview & Instructions
     Policy.

F.   Private Placements

     Prior to effecting a transaction in private  Securities  (i.e.,  Securities not requiring  registration with the Securities and Exchange Commission and sold directly to the  investor),  all Employees  must first,  in accordance with Deutsche Bank policy,  obtain the approval of his/her  supervisor  and then  pre-clear the  transaction  with the Central  Compliance  Department, including  completing  the  questionnaire.  Any person  who has  previously purchased  privately-placed  Securities must disclose such purchases to the
     Compliance  Department  before  he or she  participates  in a fund's  or an
     advisory  client's  subsequent   consideration  of  an  investment  in  the
     Securities of the same or a related issuer.

V. COMPLIANCE PROCEDURES

A.   Designated Brokerage Accounts

     All Employees must obtain the explicit permission of the Central Compliance
     Department prior to opening a new Employee  Related  Account.  Upon joining
     Deutsche Bank, new Employees are required to disclose all of their Employee
     Related  Accounts (as  previously  defined) to Central  Compliance and must carry out the instructions provided to conform such accounts, if necessary, to the Firm's policies.

     Under no  circumstance  is an Employee  permitted  to open or maintain  any
     Employee  Related  Account that is  undisclosed  to  Compliance.  Also, the policies,  procedures and rules  described  throughout  this Code of Ethics apply to all Employee Related Accounts.

     Accordingly, all Employees are required to open and maintain their Employee
     Related  Accounts in accordance  with the Deutsche Bank  Employee/Employee-
     Related  Trading  Policy,  including  directing  their  brokers  to  supply
     duplicate  copies  of  transaction   confirmations   and  periodic  account
     statements, as well as additional division-specific requirements, if any.

B.   Pre-Clearance

     Proposed  Securities  and  closed-end  Mutual  Fund  transactions  must  be pre-cleared by all Employees with the Central  Compliance  Department  (and
     approved  by  a   Supervisor)   in   accordance   with  the  Deutsche  Bank
     Employee/Employee-Related  Trading  Policy via the intranet  based Employee
     Trade Request  ("ETR")  system prior to their being placed with the broker.
     Such  approvals  are  good  only  for the day on  which  they  are  issued.
     Employees  are  personally  responsible  for  ensuring  that  the  proposed transaction  does not violate the Firm's policies or applicable  securities
     laws  and   regulations   by  virtue  of  the   Employee's   Deutsche  Bank
     responsibilities  or information he or she may possess about the Securities or their issuer.

          The following are exempted from the pre-clearance requirement:

               o    Open-end Mutual Funds;
               o    Direct obligations of the Government of the United States;
               o    Shares   purchased  under  an  issuer   sponsored   Dividend
                    Reinvestment Plan ("DRIPs"), other than optional purchases;
               o    Accounts  expressly exempted by Central Compliance which are managed  under the  exclusive  direction of an outside money manager;
               o    Securities   pre-cleared   and  purchased  with  a  specific
                    stop-limit  provision  attached  do not  require  additional pre-clearance prior to execution;
               o    To the extent acquired from the issuer,  purchases  effected upon the exercise of rights  issued pro rata to holders of a class of Securities; and
               o    Securities  purchased  under  an  employer  sponsored  stock purchase plan.

C.   Scudder Proprietary Mutual Fund Holdings

     All  Employees  are  required  to  maintain   their   holdings  of  Scudder
     proprietary  mutual funds in the Deutsche  Bank 401(k) Plan,  in E*Trade or
     Deutsche  Bank Alex Brown  brokerage  accounts,  or directly  with  Scudder
     Investments.

D.   Reporting Requirements

     (i)  Disclosure of Employee Related Accounts/Provision of Statements

          As stated in Section V. COMPLIANCE PROCEDURES (A. Designated Brokerage
          Accounts)  above,  upon  joining  Deutsche  Bank,  new  Employees  are required to disclose all of their Employee Related Accounts to Central
          Compliance,  and must carry out the  instructions  provided to conform such Accounts, if necessary, to Deutsche Bank policies.

          In addition, pursuant to Rule 17j-1 of the Act, no later than ten (10)
          days    after   an    individual    becomes   an    Employee    (i.e.,
          joining/transferring  into DeAM,  etc.),  he or she must also complete and return a "Personal  Securities  Holdings Report" (filed during the
          "new hire" Code of Ethics Annual  Acknowledgement)  for Securities and
          Mutual   Fund   holdings   to  DeAM   Compliance   (see  iii.   Annual
          Acknowledgement of Personal Securities Holdings below).

     (ii) Quarterly Personal Securities Trading Reports ("PSTs")

          Pursuant to Rule 17j-1 of the Act,  within thirty (30) days of the end of each calendar quarter, all Employees must submit to DeAM Compliance a PST  report for  Securities  and Mutual  Fund  transactions,  unless exempted by a divisionspecific requirement, if any.

          All PSTs that have  reportable  personal  Securities  and Mutual  Fund transactions  for the  quarter  will be  reviewed  by the  appropriate designated supervisory and/or Compliance person. Employees that do not have any reportable transactions in a particular quarter must indicate as such in the reporting system for the respective quarter.

          The following types of transactions do not have to be reported:

          o    Transactions  effected in an account in which the employee has no
               direct    or    indirect     influence    or    control     (i.e.
               discretionary/managed accounts) do not have to be reported.

          o    Transactions  in mutual funds subject to periodic  purchase plans are not required to be reported  quarterly,  but holdings in such are still required to be reported annually (see iii. below).

          o    Transactions effected pursuant to an automatic investment plan or as a result  of a  dividend  reinvestment  plan do not have to be reported.

          o    Transactions in the following:

               o    Bankers' Acceptances;
               o    Bank Certificates of Deposits (CDs);
               o    Commercial Paper;
               o    Money Markets;
               o    Direct Obligations of the U.S. Government;
               o    High  Quality,   Short-Term  Debt   Instruments   (including
                    repurchase agreements); and,
               o    Open-End  MONEY  MARKET  Mutual Funds  (unless  specifically directed by DeAM Compliance)

     (iii) Annual Acknowledgement of Personal Securities Holdings

          All Employees  must submit to DeAM  Compliance on an annual basis at a date  specified by DeAM  Compliance,  a Personal  Securities  Holdings
          Report for all Securities and Mutual Fund holdings, unless exempted by a division-specific requirement, if any.

          A new employee must submit this report within ten (10) days of hire or rehire.  This  report must be  submitted  once within each twelve (12)
          month  period and the  information  submitted  must be current  within forty-five  (45) calendar  days of the report or forty-five  (45) days prior to the hire date, in the case of a new employee.

          All Personal  Securities  Holdings will be reviewed by the appropriate designated supervisory and/or Compliance person. Employees that do not have any reportable  securities  holdings must indicate as such in the reporting system.

          The following types of holdings do not have to be reported:

          o    Securities held in accounts over which the employee had no direct or  indirect  influence  or control  (i.e.  discretionary/managed accounts) do not require reporting.
          o    Bankers' Acceptances;
          o    Bank Certificates of Deposits (CDs);
          o    Commercial Paper;
          o    Money Markets;
          o    Direct Obligations of the U.S. Government;
          o    High Quality,  Short-Term Debt Instruments  (including repurchase agreements); and,

          o    Open-End MONEY MARKET Mutual Funds (unless specifically  directed by DeAM Compliance)

     (iv) Annual Acknowledgement of Accounts

          Once each year, at a date to be specified by Central Compliance,  each
          Employee must  acknowledge  that they do or do not have  brokerage and
          Mutual  Fund  Accounts.  Employees  with  brokerage  and  Mutual  Fund
          Accounts must acknowledge each Account.

E.   Confirmation of Compliance with Policies

     Annually,  each  Employee is required to  acknowledging  that he or she has received the Code, as amended or updated,  and confirm his or her adherence to it. Understanding and complying with the Code and truthfully  completing the  Acknowledgment is the obligation of each Employee.  Failure to perform this obligation may result in disciplinary action,  including dismissal, as well as possible civil and criminal penalties. (See Section I. OVERVIEW)

VI. OTHER PROCEDURES/RESTRICTIONS

A.   Service on Boards of Directors

     Service on Boards of publicly traded companies should be limited to a small number of instances. However, such service may be undertaken after approval from the regional head of Deutsche Asset  Management and Compliance,  based upon  a  determination  that  these  activities  are  consistent  with  the interests of DeAM and its clients.  Employees serving as directors will not be permitted to participate in the process of making  investment  decisions on behalf of clients which involve the subject company.

     DeAM Compliance will  periodically  present updates on such  information to the DeAM Investment Committee for review and approval.

B.   Outside Business Affiliations

     Employees may not maintain outside business  affiliations  (e.g.,  officer, director,  governor, trustee, part-time employment, etc.) without the prior written  approval of the  appropriate  senior  officer of their  respective business units after  consultation with Compliance (see request form in the
     Appendix), and disclosure to the Office of the Secretary as required.

C.   Executorships

     The duties of an  executor  are often  arduous,  time  consuming  and, to a considerable  extent,  foreign to our  business.  As a general  rule,  DeAM discourages  acceptance of  executorships  by members of the  organization.
     However,  business  considerations  or  family  relationships  may  make it desirable to accept  executorships under certain wills. In all cases (other than when  acting as  Executor  for one's own  spouse,  parent or  spouse's
     parent),   it  is  necessary  for  the   individual  to  have  the  written
     authorization  of the  Firm to act as an  executor.  All such  existing  or prospective relationships should be reported in writing to DeAM Compliance.

     When  DeAM  Employees  accept   executorships  under  clients'  wills,  the
     organization  considers  these  individuals  to be acting for DeAM and that fees received for executors'  services  rendered while  associated with the firm  are  exclusively  DeAM  income.  In such  instances,  the  Firm  will indemnify the individual and the individual will be required at the time of qualifying as executor to make a written  assignment to DeAM  Compliance of any executor's fees due under such executorships. Copies of this assignment and DeAM's authorization to act as executor are to be filed in the client's file.

     Generally speaking,  it is not desirable for members of the organization to accept  executorships  under the wills of persons  other  than a client,  a spouse or a parent. Authorization may be given in other situations assuming that  arrangements  for the anticipated  workload can be made without undue interference with the individual's  responsibilities  to DeAM. For example, this may require the  employment  of an agent to handle the large amount of detail which is usually involved. In such a case, the Firm would expect the individual to retain the commission.  There may be other  exceptions  which will be determined based upon the facts of each case.

D.   Trusteeships

     It can be desirable for members of the  organization to act individually as trustees for clients' trusts.  Such relationships are not inconsistent with the  nature of our  business.  As a  general  rule,  DeAM  does not  accept trustee's  commissions where it acts as investment  counsel. As in the case of most  executorships,  all trusteeships must have the written approval of the Firm.

     It is recognized that Employees may be asked to serve as trustees of trusts which do not employ DeAM. The Firm will normally authorize Employees to act as  trustees  for  trusts  of  their  immediate  family.  Other  non-client trusteeships can conflict with our clients' interests so that acceptance of such trusteeships will be authorized only in unusual circumstances.

E.   Custodianships and Powers of Attorney

     It  is  expected  that  most  custodianships  will  be  for  minors  of  an individual's  immediate  family.  These will be considered as automatically authorized and do not require written  approval of the Firm.  However,  the written  approval  of  DeAM  (see  Appendix)  is  required  for  all  other custodianships.

     Entrustment with a Power of Attorney to execute Securities  transactions on behalf of another requires written approval of the Firm. Authorization will only be  granted  if DeAM  believes  such a role  will not be  unduly  time consuming or create conflicts of interest.

F.   Gifts

     Units  of  the  Deutsche   Bank  Group  may  neither   solicit  nor  accept
     inducements.(8)  However,  gifts  offered or  received  which have no undue influence on providing  financial  services are not  generally  prohibited.
     Special  circumstances may apply to Employees acting in certain  capacities within the organization.(9) If you have questions regarding the capacity in which you are acting, consult the Compliance Group.

     (i)  Accepting  Gifts
     Employees  are  prohibited  from  soliciting  personal  payment  or gift to influence,  support or reward  service,  transaction or business  involving
     Deutsche  Bank,  or that appears to be made or offered in  anticipation  of future  service,  transaction  or business  opportunity.  A payment or gift includes any fee, compensation, remuneration or thing of value.

--------------------------------
(8) Under the Bank Bribery Act and other applicable laws and regulations, severe penalties may be imposed on anyone who offers or accepts such improper  payments or gifts.  If you receive or are offered an improper  payment or gift, or if you have any questions as to the  application or  interpretation  of Deutsche Bank's rules  regarding  the  acceptance  of gifts,  you must  bring the  matter to the attention of the Compliance Department.

(9) In accordance with  regulations and practices in various  jurisdictions,  as well as the rules of the New York Stock Exchange and the National Association of
Securities  Dealers,  Inc.  certain  Employees may be subject to more  stringent gift-giving  and  receiving  guidelines.  In  general,  these rules apply to the receipt of gifts by and from  "associated  persons" or where such gratuity is in relation to the business of the employer.  If you have any  questions  regarding your role relative to these rules contact the Compliance Group.

          The acceptance of some types of unsolicited  reasonable business gifts are permissible, providing the following requirements are met:

          1.   Cash gifts of any  amount  are  prohibited.  This  includes  cash equivalents such as gift certificates, bonds, securities or other items that may be readily converted to cash.

          2.   Gifts,   other  than  cash,  given  in  connection  with  special
               occasions   (e.g.,   promotions,   retirements,   weddings),   of
               reasonable  value as defined by the Business  Group's  procedures are permissible.

          3.   Reasonable and conventional business courtesies,  such as joining a client or vendor in attending sporting events,  golf outings or concerts,  provided that such activities involve no more than the customary amenities.

          4.   The cost of working session meals or reasonable  related expenses involving the discussion or review of business matters related to
               Deutsche  Bank  may be  paid by the  client,  vendor  or  others, provided that such costs would have otherwise  been  reimbursable to the Employee by Deutsche  Bank in  accordance  with its travel and entertainment and expense reimbursement policies.

               The  Employee  must  report to their  management  gifts  received according to the  procedures  established  within their  Business
               Group.  Business  Group  Management is  responsible  for ensuring relevant gift  information is documented in the Business  Group's log of gifts and the log is forwarded to the Compliance  Group on
               request.   Business  Group  Management  will  bring  apparent  or
               perceived issues to the attention of the Compliance Group.

     (ii) Gift  Giving  (to  Persons   other  than   Government   Officials)
          In appropriate  circumstances,  it may be acceptable for Deutsche Bank
          Employees  to extend  gifts to clients or others who do business  with
          Deutsche Bank. Employees should be certain that the gift does not give rise to a conflict of interest,  or appearance  of conflict,  and that there is no reason to believe that the gift violates  applicable codes of conduct of the recipient.

          Employees  may  make  business  gifts  at  Deutsche   Bank's  expense,
          provided:

          1.   The gift is not cash or a cash equivalent - regardless of amount.

          2.   The gift is of reasonable value in the circumstances,  and should not  exceed  a value  of U.S.  $100  unless  the  specific  prior approval of an appropriate manager is obtained.

          3.   The gift is lawful and in accordance  with  regulatory  rules and
               generally   accepted   business   practices   of  the   governing
               jurisdictions.

          4.   The  Employee  is  authorized  to give gifts by his/her  Business
               Group  Management and follows all procedures  established  within his/her Group.

               Business  Group   Management   will  ensure  that  relevant  gift
               information  is documented  in the Business  Group's log of gifts and  that  the log is  forwarded  to the  Compliance  Group  on a monthly  basis.  Business  Group  Management is  responsible  for bringing any apparent or perceived issues to the attention of the
               Compliance Group.

     (iii) Gifts to Government Officials
          The Compliance Department must be contacted prior to making gifts to a governmental  employee or  official.  Various  governmental  agencies, legislative  bodies and  jurisdictions  may have rules and regulations regarding  the receipt of gifts by their  employees or  officials.  In some cases,  government  employees or officials may be prohibited from accepting any gifts.  (See next section for additional rules regarding political contributions.)

     (iv) Non-Cash Compensation
          Employees,   Registered  Representatives  and  Associated  Persons  of
          Deutsche Asset  Management  broker-dealer  affiliates must also comply with National Association of Securities Dealers,  Inc. (NASD(R)) Rules
          governing the payment of Non-Cash Compensation.  Non-Cash Compensation encompasses any form of  compensation  received in connection with the sale and  distribution  of variable  contracts and investment  company securities that is not cash compensation,  including,  but not limited to, merchandise, gifts and prizes, travel expenses, meals and lodging.

          For more  information on the policy refer to the Scudder  Distributors
          Inc. Written Supervisory Procedures and the Scudder Investor Services,
          Inc. Written Supervisory Procedures.

G.   Rules for Dealing with Governmental Officials and Political Candidates

     (i)  Corporate Payments or Political Contributions
          No  corporate  payments  or gifts of value may be made to any  outside party,  including any  government  official or political  candidate or official,  for the  purpose of  securing  or  retaining  business  for
          Deutsche Bank or influencing any decision on its behalf.

     o    The Federal  Election  Campaign Act prohibits  corporations  and labor
          organizations   from  using  their  general  treasury  funds  to  make
          contributions  or expenditures  in connection with federal  elections, and therefore  Deutsche Bank departments may not make contributions to
          U.S. Federal political parties or candidates.

     o    Corporate   contributions  to  political   parties  or  candidates  in
          jurisdictions  not involving U.S. Federal elections are permitted only when such  contributions  are made in accordance with applicable local laws and  regulations,  the  prior  approval  of a member  of the DeAM
          Executive  Committee  has been obtained and the Deutsche Bank Americas
          Regional Cost Committee has been notified.

          Under the Foreign Corrupt  Practices Act, Bank Bribery Law,  Elections
          Law and other applicable regulations,  severe penalties may be imposed on  Deutsche  Bank  and on  individuals  who  violate  these  laws and regulations.  Similar laws and  regulations  may also apply in various countries and legal jurisdictions where Deutsche Bank does business.

     (ii) Personal Political Contributions
          No  personal  payments  or gifts of value  may be made to any  outside party,  including any  government  official or political  candidate or official,  for the purpose of securing  business for Deutsche  Bank or influencing  any  decision  on its  behalf.  Employees  should  always exercise  care  and  good  judgment  to  avoid  making  any  political contribution  that may give  rise to a  conflict  of  interest  or the appearance of conflict.  For example,  if a DeAM business unit engages in business with a particular  governmental  entity or official,  DeAM
          Employees  should avoid making  personal  political  contributions  to officials  or  candidates  who  may  appear  to  be in a  position  to influence the award of business to Deutsche Bank.

     (iii) Entertainment of Government Officials
          Entertainment  and other  acts of  hospitality  toward  government  or political  officials  should never  compromise or appear to compromise the  integrity or reputation  of the official or Deutsche  Bank.  When hospitality  is extended,  it should be with the  expectation  that it will become a matter of public knowledge.

H.   Confidentiality

     Employees   must  not  divulge   contemplated   or   completed   securities
     transactions or trading strategies of DeAM clients to any person, except as required  by  the  performance  of  such  person's  duties  and  only  on a need-to-know  basis. In addition,  the Deutsche Bank standards contained in the Compliance Manual -- Confidential,  Material,  Non-Public  Information,
     Chinese Walls, Insider Trading and Related Matters Policy, as well as those within the Code of Professional Conduct must be observed.

VII. SANCTIONS

Any  Employee  who  violates  the Code may be subject to  disciplinary  actions, including possible dismissal.  In addition, any Securities transactions executed in violation of the Code, such as short-term  trading or trading during blackout periods,  may subject the  Employee to  sanctions,  ranging  from  warnings  and trading privilege suspensions to financial penalties,  including but not limited to, unwinding the trade and/or  disgorging of the profits.  Finally,  violations and suspected  violations  of criminal laws will be reported to the  appropriate authorities as required by applicable laws and regulations.

VIII. INTERPRETATIONS AND EXCEPTIONS

Compliance shall have the right to make final and binding interpretations of the
Code and may grant an exception to certain of the above restrictions, as long as no abuse or potential abuse is involved. Each Employee must obtain approval from
DeAM Compliance before taking action regarding such an exception.  Any questions regarding  the  applicability,  meaning or  administration  of the Code shall be referred in advance of any contemplated transaction to DeAM Compliance.

In addition,  DeAM has an Ethics  Committee  that is  empowered  to  administer, apply, interpret and enforce the Code.

                                    APPENDIX

                                   SCHEDULE A

      The following entities(10) have adopted the Deutsche Asset Management
                                Code of Ethics:

                          DB Investment Managers, Inc.

         Deutsche Asset Management Inc. (formerly Morgan Grenfell Inc.)

                  Deutsche Investment Management Americas Inc.

                          DB Absolute Return Strategies

                        Investment Company Capital Corp.

                            Scudder Distributors Inc.

                        Scudder Financial Services, Inc.

                         Scudder Investor Services, Inc.

                              Scudder Trust Company

                              RREEF America L.L.C.

------------------------------
(10) The references in the document to DeAM Employees  include  employees of the entities that have adopted the Deutsche Asset Management Code of Ethics.

                                   SCHEDULE B

                                   SUPPLEMENT
                                     TO THE
                 DEUTSCHE ASSET MANAGEMENT - U.S CODE OF ETHICS

                         RREEF America L.L.C. ("RREEF")

     A-1.  Effective Date.  This  Supplement to the Deutsche Asset  Management -
U.S. Code of Ethics (the "Code") shall be effective  February 1, 2004.  The Code and this Supplement shall replace and supersede the RREEF America L.L.C. Code of
Ethics (Last Updated December 2002).

     A-2.  Applicability.  The  restrictions  of the Code applying to Investment
Personnel  shall  apply  only to those  Employees  of RREEF  who are  Investment
Personnel employed on the RREEF Securities  Investment Team. The restrictions of the Code  applying  to  Access  Persons  shall  apply  only to (i)  those  RREEF
Employees,  officers or directors who, with respect to any registered investment company or other securities investment advisory client, make any recommendation, participate in the determination of which  recommendation will be made, or whose
principal   functions   or  duties   relate  to  the   determination   or  which
recommendations  will be made,  or who,  in  connection  with his or her duties, obtain any timely  information  concerning  recommendations  on Securities being made by RREEF, or (ii) those RREEF Employees who are designated as covered under this Supplement to the Code by DeAM Compliance or its designee.

     A-3. Additional Trading  Restrictions.  In addition to the restrictions set forth  in the  Code,  no  RREEF  Employee  identified  in  Section  A-2 of  this
Supplement shall, without the prior written approval of DeAM Compliance, acquire or sell any Real Estate Securities in any Employee Related Account. Approvals of
acquisitions  will be granted only in extraordinary  circumstances.  Real Estate
Securities  shall include all  publicly-  traded  Securities  issued by any Real
Estate Investment Trust ("REIT"),  as well as publicly-traded  Securities issued by  companies if at least 50% of their  revenues,  or at least 50% of the market value  of  their  assets,  are  attributable  to  the  ownership,  construction, management or sale of residential,  commercial or industrial real estate.  These companies may include real estate master  limited  partnerships  and real estate brokers and developers.

     A-4.  Adoption of the Deutsche Bank Americas Code of Professional  Conduct.
The terms of the Deutsche Bank Americas Code of Professional  Conduct are hereby incorporated  into this  Supplement and those  Employees of RREEF  identified in
Section A-2 of this Supplement shall be subject to and covered by such terms.

     A-5.  Conflict.  In the event of any  conflict or  discrepancy  between the terms of the Code and this Supplement  with respect to any RREEF  Employee,  the terms of this Supplement shall govern.

DeAM - U.S. Code of Ethics Sanctions

Violation                                          Sanction
Failure to Obtain Pre-Clearance(1)
Managing  Director,  Director and Vice President  (also  Portfolio  Managers and
Investment Personnel regardless of level)
1st Violation                                      Written Warning
2nd Violation                                      $200.00 Fine
3rd Violation +                                    Trading Prohibited for 30
                                                    Days(2) and $500.00 Fine
Below Vice President
1st Violation                                      Written Warning
2nd Violation                                      $100.00 Fine
3rd Violation +                                    Trading Prohibited for 30
                                                    days(2) and $250.00 Fine
Failure to Comply with the with Same Day Rule(3)
Portfolio Manager
1st Violation                                      Unwind the Trade/Disgorgement
                                                    of Profit and Written Warning
2nd Violation                                      Unwind the Trade/Disgorgement
                                                    of Profit and $200.00 Fine
3rd Violation +                                    Unwind the Trade/Disgorgement
                                                    of Profit and $500.00 Fine
Investment Personnel (Non-Portfolio Manager)
1st Violation                                      Potentially Unwind the Trade/
                                                    Disgorgement of Profit and
                                                    Written Warning
2nd Violation                                      Potentially Unwind the Trade/
                                                    Disgorgement of Profit and
                                                    $150.00 Fine
3rd Violation +                                    Potentially Unwind the Trade/
                                                    Disgorgement of Profit and
                                                    $400.00 Fine
Access Person
1st Violation                                      Potentially Unwind the Trade/
                                                    Disgorgement of Profit and
                                                    Written Warning
2nd Violation                                      Potentially Unwind the Trade/
                                                    Disgorgement of Profit and
                                                    $100.00 Fine
3rd Violation +                                    Potentially Unwind the Trade/
                                                    Disgorgement of Profit and
                                                    $300.00 Fine
Failure to Comply with the 7-Day Rule(3)
Portfolio Manager
1st Violation                                      Unwind the Trade/Disgorgement
                                                    of Profit and Written Warning
2nd Violation                                      Unwind the Trade/Disgorgement
                                                    of Profit and $200.00 Fine
3rd Violation +                                    Unwind the Trade/Disgorgement
                                                    of Profit and $500.00
Investment Personnel (Non-Portfolio Manager)
1st Violation                                      Potentially Unwind the Trade/
                                                    Disgorgement of Profit and
                                                    Written Warning
2nd Violation                                      Potentially Unwind the Trade/
                                                    Disgorgement of Profit and
                                                    $100.00 Fine
3rd Violation +                                    Potentially Unwind the Trade/
                                                    Disgorgement of Profit and
                                                    $250.00 Fine
Failure to Comply with the with 30 Day Hold Rule
Managing Director, Director and Vice President
1st Violation                                      Written Warning
2nd Violation                                      $200.00 Fine
3rd Violation +                                    Trading Prohibited for 30
                                                    Days(2) and $500.00 Fine
Below Vice President
1st Violation                                      Written Warning
2nd Violation                                      $100.00 Fine
3rd Violation +                                    Trading Prohibited for 30
                                                    days(2) and $250.00 Fine

This schedule continues on the following page.

-----------------------------
(1) Portfolio  Managers and other Investment  Personnel,  regardless of position held,  are  subject  to the  pre-clearance  sanctions  for  Managing  Directors,
Directors and Vice Presidents.

(2) The Compliance Department will take financial hardship into consideration in applying  a trading  prohibition.  Please  see  important  notes  below for more information regarding financial hardship.

(3) The  Compliance  Department  will take  into  consideration  the  employee's knowledge of portfolio  trading and the severity and  frequency of the violation in determining  whether the trade should be broken and profit  disgorged and the amount of the fine,  if any.  Second and third  violations of the 7-day and Same
Day  rules  within  the same year will  result  in the  escalation  of fines and disciplinary  action similar to other second and third  violations and depending on the  circumstances as indicated  above. Any violations,  along with attendant sanctions, will be noted in the employee's personnel file.

                        IMPORTANT NOTES FOLLOW THIS PAGE

DeAM - U.S. Code of Ethics Sanctions continued
Violation                                          Sanction
Failure  to  File  /  Incomplete  / Late  17j-1  Reporting  (Quarterly  Personal
Securities Trading Reporting)

1st Violation - Filed by:
First Period Level(4)                              Written Warning
Second Period Level                                $100.00 Fine
Third Period Level                                 $150.00 Fine
Forth Period Level +                               Trading Prohibited for 30
                                                    Days(2) and $250.00 Fine
2nd Violation - Filed by:
First Period Level                                 $150.00 Fine
Second Period Level                                $200.00 Fine
Third Period Level                                 Trading Prohibited for 30
                                                    Days(2) and $300.00 Fine
Forth Period Level +                               Severe Disciplinary Action
                                                    (Possible Termination)
3rd Violation - Filed by:
First Period Level                                 $200.00 Fine
Second Period Level                                Trading Prohibited for 30
                                                    Days(2) and $400.00 Fine
Third Period Level +                               Severe Disciplinary Action
                                                    (Possible Termination)

Failure  to File /  Incomplete  / Late  Code of  Ethics  Annual  Acknowledgement
(including 17-j1 Annual Personal Holdings Report)

Code of Ethics Annual  Acknowledgement Period during the month of October. Filed by:
October 31 through November 15                     Written Warning
November 16 through November 30                    $100.00 Fine
December 1 through December 15                     $150.00 Fine
December 16 through December 30 +                  $200.00 Fine

-------------------------------
(2) The Compliance Department will take financial hardship into consideration in applying  a trading  prohibition.  Please  see  important  notes  below for more information regarding financial hardship.

(4)  Period  Levels  are  defined  by  DeAM  Compliance  and  generally   follow
approximate  15-day periods that are adjusted for the calendar month.  The First
Period Level begins immediately after the due date of the respective filing. You will be notified of these levels in specific communications from DeAM Compliance when warranted.

Important Notes

     o    If payment for any fine is not received by the due date, a report will be made to  Senior  Management  regarding  this  delinquency,  and the employee will be subject to further sanctions, including a substantial escalation of the fine (including,  possibly, the doubling of the fine amount).

     o    Asset  Management  Compliance  will  consider  certain  Code of Ethics infractions  on a case- by-case basis in  determining a final decision on the technicality or materiality of the violation itself, as well as the (if  applicable)  ensuing  sanctions  and/or  fines  levied on the employee.  Asset  Management  Compliance  will  solely  determine  the factors  used in arriving in any  decisions  made apart from this DeAM
          Sanctions Schedule.

     o    Final  disciplinary  sanctions  will be determined  by the  Compliance
          Department and Senior  Management,  which will take into consideration such  factors,  which  include,  but are not limited to, the period of time between violations,  financial hardship, the employee's knowledge of portfolio  trading and trading system technical  difficulties.  For example,  violations  occurring within a 24-month period will be taken into  consideration,  but  will  not  be  given  full  weight  in  the determination of disciplinary  action.  Financial hardship may include the  inability  to pay  for  tuition  and  medical  expenses  and  the inability to purchase a home.

     o    All  violations  will be  reviewed  on a  rolling  1-year  period  and sanctions  for second and third  violations  will be applicable if the violations occur within the same year.

     o    Multiple simultaneous violations will be subject to all the applicable sanctions.  For  example,  a  portfolio  manager  who  fails to obtain pre-clearance (2nd violation) and simultaneously violates the Same Day
          Rule  (2nd  violation),   will  be  subject  to  a  $400.00  fine  and
          disgorgement of profit.

     o    Continued  violation of the DeAM - U.S. Code of Ethics may subject you to severe penalties, including possible termination.